                                                                     Exhibit 4.2

                    PACIFIC INTERNATIONAL ENTERPRISES, INC.

                               WARRANT AGREEMENT

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS WARRANT MAY NOT BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS AN EXEMPTION THEREFROM IS AVAILABLE.

     This Warrant (the "Warrant") is entered into by and between PACIFIC INTERNATIONAL ENTERPRISES, INC., a Nevada corporation (the "Company"), and the holders identified and the date indicated on Exhibit A attached hereto.

                                    RECITALS
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     WHEREAS, the Holder has purchased the number of Units set forth in Exhibit A offered by the Company, each Unit consisting of 25,500 shares of Common Stock and warrants to purchase 25,500 shares of Common Stock at $3.50 per share; and

     WHEREAS, the Company desires to evidence such warrants (the "Warrant") by executing and delivering this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the adequacy and receipt of which are irrevocably acknowledged, the parties hereto agree as follow.

     1.  DESCRIPTION; EXECUTION:  REGISTRATION.
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     (a) This certifies that, for value received, the Holder is hereby granted warrants to purchase the number of shares as set forth in Exhibit A of Company Common Stock at the exercise price and on the terms set forth below. As used herein, "Shares" refers to the shares of Common Stock issued upon exercise of the Warrant. The Company shall cause to be issued to the Holder, a certificate in the form attached hereto, as soon as practicable after the execution of the Agreement (the "Warrant Certificate").

     (b) This Agreement shall be executed on behalf of the Company by its Chief Executive Officer and attested by any Secretary or Assistant Secretary. Upon delivery of this Warrant to the Holder, this Agreement shall be binding upon the Company, and the Holder shall be entitled to all the benefits set forth herein.

     2.  TERM OF WARRANTS.  This Warrant shall remain exercisable as provided in
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Section 3 until the close of business five years from the date first written above.

     3.  EXERCISE OF WARRANT.
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     (a) The Warrant shall be immediately exercisable. At any time until the Expiration Date, the Holder shall have the right to purchase from the Company (and the Company shall promptly issue to the Holder) one fully-paid and nonassessable share of Common Stock at the Exercise Price (as defined below) for each Warrant by surrendering the appropriate Warrant Certificate and the Subscription Form attached hereto to the Company at its executive offices and paying the aggregate Exercise Price for the shares to be purchased, in cash or by check.

     (b) The Warrants may be exercised in whole and in part, but not in increments of less than 100 shares. In case of a partial exercise, the Warrant Certificate shall be surrendered and a new Warrant Certificate of the same tenor and for the purchase of the number of shares not purchased upon such partial exercise shall be issued by the Company to the Holder hereof. Warrants shall be deemed to have been exercised immediately prior to the close of business on the date of their surrender for exercise as provided above, and the person or entity entitled to receive the shares of Common Stock issuable upon the exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. Prior to any such exercise, neither the Holder nor any person entitled to receive shares issuable upon exercise shall be or have any of the rights of a shareholder of the Company. No adjustment shall be made for dividends or other stockholder rights for which the record date is prior to the date of exercise. As soon as practicable on or after such date, the Company shall issue in the name of, and deliver to the person or persons entitled to receive, a certificate or certificates for the full number of shares of Common Stock issuable upon such exercise.

     4.  EXERCISE PRICE; ADJUSTMENT.
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     4.1 Exercise Price.  The initial Exercise Price for each share of
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Common Stock issuable pursuant to the Warrants shall be $3.50 per share, adjusted as provided below.

     5.  ADJUSTMENT OF WARRANT PRICE AND NUMBER OF SHARES OF COMMON STOCK.  The
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number and kind of securities purchasable upon the exercise of the Warrants and the Exercise Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

     5.1  Adjustments.  The number of shares of Common Stock purchasable upon
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the exercise of each Warrant and the Exercise Price thereof shall be subject to adjustment as follows:

     (a) In case the Company shall (i) pay a dividend in Common Stock or make a distribution in Common Stock, (ii) subdivide its outstanding Common Stock, (iii) combine its Stock, or (iv) issue, by reclassification of its Common Stock, other securities of the Company, the number of shares of Common Stock purchasable upon exercise of the Warrant immediately prior thereto shall be adjusted so that the holder of the Warrant shall be entitled to receive the kind and number of shares of Common Stock or other securities of the Company which such holder would have owned or would have been entitled to receive immediately after the happening of any of the events described above, had the Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this Subsection 5.1(a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

     (b) In case the Company shall distribute to all or substantially all holders of its Common Stock, evidences of its indebtedness or assets (excluding cash dividends or distributions out of earnings) or rights, options, warrants or convertible securities containing the right to subscribe for or purchase Common Stock, then in each case the number of shares of Common Stock thereafter purchasable upon the exercise of the Warrant shall be determined by multiplying the number of shares of Common Stock theretofore purchasable upon exercise of such Warrant by a fraction, of which the numerator shall be the then Current Market Price on the date of such distribution, and of which the denominator shall be such Current Market Price on such date minus the then fair value (determined by the Company's Board of Directors) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options, warrants or convertible securities applicable to one share. Such adjustment shall be made whenever any such distribution is made and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

     (c) No adjustment in the number of shares of Common Stock purchasable pursuant to the Warrants shall be required unless such adjustment would require an increase or decrease of at least one percent in the number of shares of Common Stock then purchasable upon the exercise of the Warrant or, if the Warrant is not then exercisable, the number of shares of Common Stock purchasable upon the exercise of the Warrants on the first date thereafter that the Warrant become exercisable; provided, however, that any adjustments which by reason of this Subsection 5.1(c) are not required to be made immediately shall be carried forward and taken into account in any subsequent adjustment.

     (d) Whenever the number of shares of Common Stock purchasable upon the exercise of a Warrant is adjusted as herein provided, the Exercise Price payable upon exercise of the Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of shares of Common Stock purchasable upon the exercise of such Warrant immediately prior to such adjustment, and of which the denominator shall be the number of shares of Common Stock so purchasable immediately thereafter.

     (e) Whenever the number of shares of Common Stock purchasable upon the exercise of a Warrant or the Exercise Price is adjusted as herein provided, the Company shall cause to be promptly mailed to the Holder by first class mail, postage prepaid, notice of such adjustment or adjustments.

     (f) For the purpose of this Section 5, the term "Common Stock" shall mean
(i) the class of stock designated as the Common Stock of the Company at the date of this Agreement, or (ii) any other class of stock resulting from successive changes or reclassification of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

     5.2  No Adjustment for Dividends.  Except as provided in Section 5.1
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hereof, no adjustment in respect of any dividends or distributions out of earnings shall be made during the term of a Warrant or upon the exercise of a Warrant.

     5.3  No Adjustment in Certain Cases.  No adjustments shall be made pursuant
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to Section 5 hereof in connection with the grant or exercise of presently authorized or outstanding options to purchase Common Stock under the Company's existing stock option plan or the exercise of presently outstanding warrant to purchase Common Stock.

     5.4  Preservation of Purchase Rights upon Reclassification, Consolidation,
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etc.  In case of any consolidation of the company with or merger of the Company
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into another corporation or in case of any sale or conveyance to another corporation of the property, assets or business of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing corporation, as the case may be, shall execute with the Holder an agreement that the Holder shall have the right thereafter, upon payment of the Exercise Price in effect immediately prior to such action, to purchase, upon exercise of each Warrant, the kind and amount of shares and other securities and property which it would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had each Warrant been exercised immediately prior to such action. In the event of a merger described in Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended, in which the Company is the surviving corporation, the right to purchase shares of Common Stock under the Warrant shall terminate on the date of such merger and thereupon the Warrant shall become null and void, but only if the controlling corporation shall agree to substitute for the Warrant its warrant which entitle the holders thereof to purchase upon their exercise the kind and amount of shares and other securities and property which they would have owned or been entitled to receive had the Warrant been exercised immediately prior to such merger. Any such agreements referred to in this Subsection 5.4 shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 5 hereof. The provisions of this Subsection 5.4 shall similarly apply to successive consolidations, mergers, sales or conveyances.

     6.  FRACTIONAL SHARES; ISSUANCE OF SHARES; LEGENDS.
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     6.1  Fractional Shares.  The Company shall not be required to issue
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fractional shares of Common Stock on the exercise of the Warrant. If any fraction of a share of Common Stock would, except for the provisions of this
Section 10, be issuable on the exercise of a Warrant (or specified portion thereof), the Company shall in lieu thereof pay an amount in cash equal to the then Current Market Price, multiplied by such fraction. For purposes of this Agreement, the term "Current Market Price" shall mean (i) if the Common Stock is traded in the over-the-counter market and not in the NASDAQ National Market System nor on any national securities exchange, the average of the per share closing bid price of the Common Stock on the 30 consecutive trading days immediately preceding the date in question, as reported by NASDAQ or an equivalent generally accepted reporting service, or (ii) if the Common Stock is traded in the NASDAQ National Market System or on a national securities exchange, the average for the 30 consecutive trading days immediately preceding the date in question of the daily per share closing prices of the Common Stock in the NASDAQ National Market System or on the principal stock exchange on which it is listed, as the case may be. For purposes of clause (i) above, if trading in the Common Stock is not reported by NASDAQ, the bid price referred to in said clause shall be the lowest bid price as reported in the "pink sheets" published by National Quotation Bureau, Incorporated. The closing price referred to in clause (ii) above shall be the last reported sale price or, in the case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case in the NASDAQ National Market System or on the national securities exchange on which the Common Stock is then listed.

     6.2 Issuance of Shares.  All shares of Common Stock issued upon exercise of
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the Warrant will be duly authorized, validly issued, fully paid and nonassessable.

     6.3  Legends.  If the Common Stock to be issued upon exercise of this
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Warrant has not been registered under the Securities Act of 1933, as amended, then the stock certificates representing such shares of Common Stock shall bear a legend substantially in the following form:

     THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR APPLICABLE STATE SECURITIES LAWS AND ARE RESTRICTED SECURITIES. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE ACT AND STATE SECURITIES LAWS.

     7. TRANSFERABILITY.
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     The Warrant may not be transferred, sold or otherwise disposed of, except by will or devise and by the laws of descent. Any attempt to transfer, sell or otherwise dispose of this Warrant (except as provided above) shall be void and shall not convey any rights or privileges to the transferee.

     8.  MISCELLANEOUS.
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     8.1  Notices.
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     All notices, requests, demands and other communications required or permitted to be given hereunder shall be deemed to have been duly given if in writing and delivered personally, given by prepaid telegram, or mailed first class, postage prepaid, registered or certified mail, return receipt requested, to the following addresses:

     If to the Company:        Pacific International Enterprises, Inc.
                               4431 Corporate Center Drive, Suite 131
                               Los Alamitos, CA  90720
                               Attn:  Richard W. Perkins

     With a copy to:           Jeffers, Wilson & Shaff
                               18881 Von Karman Avenue, Suite 1400
                               Irvine, CA 92715
                               Attention:  Christopher A. Wilson, Esq.

     If to the Holder:         To the Address set forth in Exhibit A

Any party may change the address to which such communications are to be directed to it by giving written notice to the other party. Except as otherwise provided in this Warrant, all notices shall be deemed to be given when delivered in person, or if placed in the mail as aforesaid, then two (2) days thereafter.

     8.2   Modifications.
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     The parties may, by mutual consent, amend, modify, supplement and waive any right under this Warrant in any manner agreed by them in writing at any time.

     8.3  Entire Agreement.
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     This Agreement and any documents, instruments or agreements specifically referred to herein, set forth the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and supersede all prior agreements, arrangements and understandings relating to the subject matter hereof.

     8.4  Headings.
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     The section and paragraph headings contained in this Warrant are for convenient reference only, and shall not in any way affect the meaning or interpretation hereof.

     8.5  Governing Law.
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     This Agreement shall be governed by and construed in accordance with the laws of the State of California, without any regard to the choice of law provisions thereof.

     8.6  Severability.
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     If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, it shall be deemed severable from the remaining provisions of this Agreement which shall remain in full force and effect.

     8.7  Waiver.
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     No waiver of any provision of this Agreement or any breach thereof shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) or any other breach hereunder nor shall such waiver constitute a continuing waiver. Either party may waive performance of any provision of this Agreement, the non-performance of which would otherwise constitute a breach of this Agreement, including but not limited to the non-performance of any condition precedent to such party's performance, without affecting the enforceability of this Agreement or the provisions contained herein.

     8.8  Successors and Assigns.
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     The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. The Company may not assign this Agreement without the prior written consent of the Holder. Holders may transfer and assign the Warrant only as provided in
Section 7. Any assignment by either party in violation of the foregoing shall be void.

     8.9  Attorneys' Fees.
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     If any legal action is instituted to enforce or interpret the terms of this Warrant, the prevailing party in such action shall be entitled to actual attorneys' fees in addition to any other relief to which the party is entitled.

     IN WITNESS WHEREOF, the parties have executed this instrument as of the date first written above.

          HOLDER                       PACIFIC INTERNATIONAL ENTERPRISES, INC.


_________________________________       By:__________________________________
Signature                                  Richard Perkins, President

WARRANT 1
                               SUBSCRIPTION FORM
                 (To be executed only upon exercise of Warrant)

     The undersigned Holder of this Warrant hereby irrevocably exercises this Warrant for the purchase of that number of shares of the Common Stock, no par value, of PACIFIC INTERNATIONAL ENTERPRISES, INC. set forth below, up to a maximum of shares (or such other number of shares as may be issuable upon the exercise of this Warrant pursuant to the adjustment provisions hereof), and hereby makes payment of the aggregate Exercise Price therefor which is also set forth below, all on the terms and subject to the conditions specified in this Warrant.


Number of Shares:   _______________
                            x $3.50
Aggregate Purchase
Price paid:         $______________


Dated: ______________, 1996


                                             HOLDER:

                                             _____________________________
                                                     (Signature)

                                             ______________________________
                                             (Please print)


ACCEPTED:

PACIFIC INTERNATIONAL ENTERPRISES, INC., a Nevada corporation


By: ______________________________

Title: ___________________________